Exhibit 10.3

FIRST AMENDMENT TO SERVICES AGREEMENT
This FIRST AMENDMENT TO SERVICES AGREEMENT (this “Amendment”) is executed and agreed to effective as of May 1, 2020, by and among Magnolia Oil & Gas Corporation (formerly known as TPG Pace Energy Holdings Corp.), a Delaware corporation (“Parent”), Magnolia Oil & Gas Operating LLC (formerly known as TPG Pace Energy Operating LLC), a Delaware limited liability company (“Owner”), and EnerVest Operating, L.L.C., a Delaware limited liability company (“Service Provider”). Parent, Owner, and Service Provider are hereinafter each referred to as a “Party” and are collectively referred to as the “Parties”. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Services Agreement (as defined below).
RECITALS
WHEREAS, the Parties have previously executed that certain Services Agreement dated as of July 31, 2018 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Services Agreement”); and
WHEREAS, the Parties desire to amend the Services Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.The Services Agreement is hereby amended by replacing all instances of “TPG Pace Energy Holdings Corp.” with “Magnolia Oil & Gas Corporation” and all instances of “TPG Pace Energy Operating LLC” with “Magnolia Oil & Gas Operating LLC”.
2.Section 3.1(a) of the Services Agreement is hereby deleted in its entirety and replaced in its entirety with the following:
Owner shall pay to Service Provider, (i) as the sole consideration for the Services provided by Service Provider, an amount equal to (x) for the period beginning on July 31, 2018 and ending on April 30, 2020, $23,563,531 per year during the Term and (y) for the period beginning on May 1, 2020 through the end of the Term (and, if applicable during any Transition Services Period), $20,029,001.35 per year (reflecting a 15% reduction in the Services Fee described in clause x), in each case, prorated for any partial year in which the Services are provided (such amount, as applicable and as modified from time to time pursuant to this Section 3.1, the “Services Fee”), plus (ii) to the extent such costs and expenses have not been previously paid by Owner or out of Owner funds or otherwise reimbursed to Service Provider by Owner, reimbursement for all Owner Group Costs incurred by Service Provider in performing the Services, plus (iii) any COPAS overhead fees related to the Assets operated by Owner Group that are received by Owner Group and any COPAS overhead fees payable directly by Owner Group under joint operating agreements applicable to the Assets operated by Owner Group (and for Assets operated by Owner Group not covered by a joint operating agreement, an amount equal to $8,500 per drilling well and $812 per producing well in the Austin Chalk producing area and $8,500 per drilling well and $844 per producing well in the Eagle Ford producing area, in both cases reduced to reflect Owner Group’s working interest, and as adjusted in accordance with COPAS MFI-47 (“Adjustment of Overhead Rates”)) (collectively, the “COPAS Payment”). Owner shall pay to

Service Provider with respect to each Calendar Month during the Term and the Transition Services Period an amount equal to one-twelfth of the excess of the applicable Services Fee over the sum of any amount incurred directly by the Owner Group for Asset-level insurance in accordance with Section 2.9, and any amount Owner is entitled to deduct in accordance with Section 2.1(e), prorated for any partial Calendar Year in which the Services are provided (such amount, the “Monthly Services Fee”).
3.Schedule 1-B to the Services Agreement is hereby deleted in its entirety and replaced in its entirety with Schedule 1-B attached hereto.
4.This Amendment shall not constitute an amendment or waiver of any provision of the Services Agreement not expressly referred to herein. Except as otherwise provided herein, the Services Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect, unaltered and unchanged, subject to the provisions hereof and as amended hereby, provided that, in the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Services Agreement, the terms and conditions of this Amendment shall prevail to the extent of such conflict. Without limiting the foregoing, this Amendment is made subject to the Services Agreement (as amended hereby and without otherwise limiting the provisions hereof).
5.This Amendment, the Services Agreement, and the exhibits and schedules hereto and thereto collectively constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.
6.The provisions set forth in Article X of the Services Agreement (other than Sections 10.16 and 10.18 of the Services Agreement) shall apply mutatis mutandis to this Amendment.
[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.
SERVICE PROVIDER:
ENERVEST OPERATING, L.L.C.
By:    /s/ Alex Zazzi
Name:    Alex Zazzi
Title:    President & Chief Executive Officer

Signature Page to First Amendment to Services Agreement

OWNER:
MAGNOLIA OIL & GAS OPERATING LLC
By:    /s/ Stephen Chazen
Name:    Stephen Chazen
Title:    President and Chief Executive Officer
PARENT:
MAGNOLIA OIL & GAS CORPORATION
By:    /s/ Stephen Chazen
Name:    Stephen Chazen
Title:    President and Chief Executive Officer

Signature Page to First Amendment to Services Agreement